POWER OF ATTORNEY
      The undersigned as a Section 16 reporting person of Green Dot Corporation (the "Company"), hereby constitutes and appoints Amy Pugh, Lina Davidian and Jo Mann, and each of them, the undersigned's true and lawful attorney-in-fact to:
(1)	execute, deliver and file for and on behalf of the
undersigned, in the undersigned's capacity as an
officer and/or director of  the Company, Forms 3, 4,
and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the
rules and regulations thereunder (the "Exchange Act");
(2)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4, or 5,
complete and execute any amendment or amendments
thereto, and timely file such form with the United
States Securities and Exchange Commission and any
stock exchange or similar authority;
(3)	seek or obtain, as the undersigned's representative
and on the undersigned's behalf, information on
transactions in the Company's securities from any
third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such
information to the undersigned and approves and
ratifies any such release of information; and
(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act. The undersigned further acknowledges and agrees that the attorney-in-fact and the
Company are relying on written and oral information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing. The attorney-in-fact and the Company are not responsible for any errors or omissions in such filings. The attorney-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under
Section 16(b).
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 25, 2024.
/s/ Robert Millard
Name: Robert Millard